SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

OMNOVA Solutions Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS & ANSWERS
PROPOSAL 1:
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
NOMINEES FOR ELECTION
CONTINUING DIRECTORS
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS
MANAGEMENT OWNERSHIP OF SHARES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SUMMARY COMPENSATION TABLE
OPTION/ SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
PENSION BENEFITS
OTHER COMPENSATION ARRANGEMENTS
COMPENSATION OF EXECUTIVE OFFICERS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
AUDIT COMMITTEE REPORT
PROPOSAL 2:
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
OTHER INFORMATION

[OMNOVA SOLUTIONS INC.]

OMNOVA SOLUTIONS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of OMNOVA Solutions Inc.:	February 21, 2003 Fairlawn, Ohio

      The Annual Meeting of Shareholders of OMNOVA Solutions Inc. (OMNOVA Solutions or the Company) will be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio, on April 3, 2003 at 9 o’clock a.m. to consider and vote on the following:

1.	Election of the following individuals to serve as directors for a term of three years, ending in the year 2006: David R. Holmes, Kevin M. McMullen and R. Byron Pipes;

2.	Ratification of the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 30, 2003; and

3.	Any other business properly brought before the meeting.

      The shareholders of record at the close of business on February 3, 2003 will be entitled to vote at the meeting.

Kristine C. Syrvalin
Secretary

Whether you own one share or hundreds of shares, YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning the enclosed proxy in the envelope provided.

OMNOVA SOLUTIONS INC.

PROXY STATEMENT

QUESTIONS & ANSWERS

What is the purpose of this Proxy Statement?

      This Proxy Statement is being mailed to shareholders beginning on or about February 21, 2003 in connection with the Company’s solicitation of proxies for the Annual Meeting of Shareholders to be held on April 3, 2003 at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio.

Who can vote?

      Record holders of OMNOVA Solutions Inc. common stock at the close of business on February 3, 2003 are entitled to vote at the meeting. Shareholders are entitled to one vote for each full share held on the February 3, 2003 record date. On that date, there were 39,916,420 shares outstanding.

How do I vote?

      You can vote your shares by marking, signing, dating and returning the accompanying proxy card to the Company’s transfer agent, The Bank of New York, in the envelope provided. If you properly complete the accompanying proxy card, and return it in the envelope provided, it will be voted in accordance with your instructions.

      Any shares held for the account of a shareholder participating in the OMNOVA Solutions dividend reinvestment program for which a completed proxy is returned will be voted in accordance with the shareholder’s instructions.

      Any shares held for the account of a participant in the OMNOVA Solutions Stock Fund of the Company’s retirement savings plan will be voted by the Trustee for the plan in accordance with the confidential voting instructions provided by the participant on a completed proxy returned to The Bank of New York. If a participant does not return a completed proxy, the participant’s shares will be voted by the Trustee in accordance with instructions provided by the Benefits Management Committee for the plan.

      Registered shareholders and beneficial owners of shares held in street name may also vote in person at the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, written ballots will be available for any shareholder that wishes to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a legal proxy from the institution that holds their shares.

May I change my vote?

      Your proxy may be revoked at any time before it is voted. You may change your vote after you send in your proxy card:

•	By sending a written notice addressed to the Secretary of the Company and received prior to the Annual Meeting, stating that you want to revoke your proxy.

•	By submitting another proxy that is received by the Company prior to the Annual Meeting that has a later date than the previously submitted proxy and that is properly signed.

•	By attending the Annual Meeting and voting in person. The mere presence of a shareholder at the meeting will not automatically revoke any proxy previously given.

Who is soliciting proxies?

      The enclosed proxy is being solicited by the Board of Directors of the Company, and the Company will pay the cost of the solicitation.

      The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies, for a fee of $8,500 plus reimbursement of normal expenses. Solicitations may be made by personal interview, mail, telephone, telegram, facsimile, electronic mail and other electronic means. It is anticipated that the solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by those persons. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to the beneficial owners.

      In addition, certain officers and other employees of the Company may, by telephone, letter, personal interview, facsimile, electronic mail, telegram or other electronic means, request the return of proxies.

When are shareholder proposals due for the next Annual Meeting?

      Shareholders who want to have their proposals considered for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders must submit their proposals to the Company no later than October 24, 2003. The Company’s Compensation and Corporate Governance Committee will consider shareholder suggestions for nominees for election to the Company’s Board if such suggestions are in writing, accompanied by the written consent of each such nominee, mailed to the Compensation and Corporate Governance Committee, OMNOVA Solutions, Attention: Secretary, and received by the Secretary no later than December 23, 2003. Notice of any other proposal that a shareholder wants to have considered at the 2004 Annual Meeting must be provided to the Company no later than December 23, 2003 and in accordance with the requirements set forth in the Company’s Code of Regulations.

      The Company’s Code of Regulations includes additional requirements for all shareholder proposals. All proposals for inclusion in the Company’s proxy materials, notices of proposals, suggestions for nominees for election to the Company’s Board of Directors, and requests for copies of the Company’s charter documents should be sent to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333.

PROPOSAL 1:

ELECTION OF DIRECTORS

      Nominees for election this year are David R. Holmes, Kevin M. McMullen and R. Byron Pipes. Each of the nominees currently serves as a director and has agreed to stand for re-election. Biographical information on each of the nominees is set forth below.

      If any of the nominees is unable to stand for election, the Board of Directors may designate a substitute. Shares represented by proxies may be voted for the substitute but will not be voted for more than three nominees. The three nominees receiving the greatest number of votes will be elected.

      A quorum, consisting of a majority of the voting power of the Company, whether in person or by proxy, is required to conduct the business of the Annual Meeting. Proxies containing abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting.

      Directors are elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Each shareholder is entitled to vote his or her shares for three nominees. He or she may not, however, cumulate his or her shares in voting for director nominees, as explained on page 25 of this Proxy Statement under the caption “Other Information — Cumulative Voting”. What this means is that a shareholder who owns 100 shares of OMNOVA common stock may vote 100 shares for each of three nominees. The shareholder may not, however, vote more than 100 shares for any one nominee, nor vote for more than three nominees.

      Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying proxy card, unless authorization to do so is withheld, to vote for the election of the Board’s nominees.

      Your Board of Directors recommends a vote FOR these nominees. Shares represented by proxy will be voted FOR the nominees unless you specify otherwise on your proxy card.

BOARD OF DIRECTORS

      The Company’s Code of Regulations provides that the number of directors of the Company will not be less than seven nor more than seventeen. Currently, there are eight directors.

      Set forth below is biographical information on the nominees for election and the other continuing directors with unexpired terms of office. All information is given as of December 31, 2002, unless otherwise indicated.

NOMINEES FOR ELECTION

To Serve a Three-Year Term Expiring in 2006

David R. Holmes

Term:	Expires in 2003; Director since March 2002

Recent Business
Experience:	Mr. Holmes is the retired Chairman of the Board of The Reynolds and Reynolds Company (a leading provider of integrated information management systems to the automotive retailing marketplace). Mr. Holmes served as Chairman of The Reynolds and Reynolds Company from 1990 to January 2002, and as President and Chief Executive Officer from 1989 to 1999. Prior to that, he had served as President of the Automotive Systems, Computer Systems Division of The Reynolds and Reynolds Company since 1986.

Other Directorships:	NCR Corporation, Dayton, OH and Dayton Power and Light Company, Dayton, OH.

Committees:	Member of the Compensation and Corporate Governance Committee of the OMNOVA Solutions Board.

Age:	62

Kevin M. McMullen

Term:	Expires in 2003; Director since March 2000

Recent Business
Experience:	Mr. McMullen has been Chairman of the Board, Chief Executive Officer and President of the Company since February 2001. Prior to that, Mr. McMullen served as Chief Executive Officer and President of the Company from December 2000 and as a Director from March 2000. From January 2000 to December 2000, Mr. McMullen served as President and Chief Operating Officer of the Company, and from September 1999 to January 2000, Mr. McMullen served as Vice President of the Company and President, Decorative & Building Products. Previously, Mr. McMullen was Vice President of GenCorp Inc. and President of GenCorp’s Decorative & Building Products business unit from September 1996 until the spin-off of OMNOVA Solutions in October 1999. Prior to that, Mr. McMullen was General Manager of General Electric Corporation’s Commercial & Industrial Lighting business from 1993 to 1996 and General Manager of General Electric Lighting’s Business Development and Strategic Planning activities from 1991 to 1993.

Other Directorships:	STERIS Corporation, Mentor, OH.

Committees:	Chairman of the Executive Committee of the OMNOVA Solutions Board.

Age:	42

R. Byron Pipes
Term:	Expires in 2003; Director since October 1999
Recent Business
Experience:	Dr. Pipes has been the Goodyear Professor of Polymer Engineering at The University of Akron, Akron, OH since December 2001. Previously, Dr. Pipes served as a Distinguished Visiting Scientist at the College of William and Mary, Williamsburg, VA from 1998 to 2001; Seventeenth President of Rensselaer Polytechnic Institute, Troy, NY from 1993 to 1998; and Provost of the University of Delaware from 1991 to 1993 and Dean of the College of Engineering from 1985 to 1991.

Other Directorships:	Previously, Dr. Pipes served as a Director of GenCorp Inc. from 1993 until the spin-off of OMNOVA Solutions in October 1999.

Committees:	Member of the Compensation and Corporate Governance and the Executive Committees of the OMNOVA Solutions Board.

Age:	61

CONTINUING DIRECTORS

Edward P. Campbell
Term:	Expires in 2005; Director since October 1999
Recent Business
Experience:	Mr. Campbell has been President and Chief Executive Officer and a Director of Nordson Corporation, Westlake, OH (an international manufacturer of industrial application equipment) since 1997. Prior to that time, he served as Chief Operating Officer of Nordson from 1994 to 1997.

Other Directorships:	Nordson Corporation, Westlake, OH and KeyCorp, Cleveland, OH. Previously, Mr. Campbell served as a Director of GenCorp Inc. from May 1999 until the spin-off of OMNOVA Solutions in October 1999.

Committees:	Member of the Audit Committee of the OMNOVA Solutions Board.

Age:	53

David A. Daberko

Term:	Expires in 2005; Director since November 1999

Recent Business
Experience:	Mr. Daberko has been Chairman and Chief Executive Officer of National City Corporation, Cleveland, OH (a diversified financial services company) since 1995. Previously, Mr. Daberko served as President and Chief Operating Officer of National City Corporation from 1993 to 1995 and Deputy Chairman of National City Corporation and President, National City Bank, Cleveland, from 1987 to 1993.

Other Directorships:	National City Corporation, Cleveland, OH and The Marathon Oil Company, Houston, TX.

Committees:	Chairman of the Compensation and Corporate Governance Committee of the OMNOVA Solutions Board.

Age:	57

Diane E. McGarry

Term:	Expires in 2004; Director since October 1999

Recent Business
Experience:	Ms. McGarry has been Chief Marketing Officer, Xerox Corporation, Stamford, CT (a manufacturer of copiers and electronic office equipment) since October 2001. Previously, she was President, North American General Markets Operations of Xerox since January 2000; Senior Vice President, Eastern Operations, North American Solutions Group of Xerox Corporation, Rochester, NY from January 1999 to January 2000; Vice President/ General Manager, Color Solutions Business Unit of Xerox from March 1998 to January 1999; and Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada, from 1993 to March 1998.

Other Directorships:	Canada Life Financial Corporation, Toronto, Ontario, Canada. Previously, Ms. McGarry served as a Director of GenCorp Inc. from 1995 until the spin-off of OMNOVA Solutions in October 1999.

Committees:	Member of the Audit Committee of the OMNOVA Solutions Board.

Age:	53

Steven W. Percy

Term:	Expires in 2004; Director since October 1999

Recent Business
Experience:	Mr. Percy was Senior Vice President — Refining, Marketing & Transportation of Phillips Petroleum, Bartlesville, OK (a petroleum extraction, refining and distribution company) from June 2000 to March 2001. Previously, Mr. Percy served as Chairman and Chief Executive Officer of BP America, Inc., from 1996 to March 1999 and the BP/ Amoco merger, and as Executive Vice President of BP America and President of BP Oil in the United States from 1992 to 1996.

Other Directorships:	Previously, Mr. Percy served as a Director of GenCorp Inc. from 1997 until the spin-off of OMNOVA Solutions in October 1999.

Committees:	Chairman of the Audit Committee of the OMNOVA Solutions Board.

Age:	56

William R. Seelbach

Term:	Expires in 2005; Director since April 2002

Recent Business
Experience:	Mr. Seelbach was President of Brush Engineered Materials, Inc., Cleveland, OH (a manufacturer of high performance engineered materials) from 2001 to May 2002. Prior to that, he served as President, Brush Wellman Inc. from 2000 to 2001 and as President, Alloy Products division of Brush Wellman from 1998 to 2000. From 1987 to 1998, Mr. Seelbach was Chairman and Chief Executive Officer of Inverness Partners, a limited liability company engaged in acquiring and operating Midwestern manufacturing companies.

Committees:	Member of the Compensation and Corporate Governance Committee of the OMNOVA Solutions Board.

Age:	54

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings of the Board

      The Company’s Board of Directors held six meetings during the 2002 fiscal year. Each director attended 75 percent or more of the total number of Board meetings and meetings of committees on which he or she served during the 2002 fiscal year.

      The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Corporate Governance Committee and the Executive Committee.

Audit Committee

      The function of the Audit Committee is oversight. The Audit Committee’s responsibilities include:

•	reviewing and evaluating the scope of the audits to be performed;

•	reviewing and evaluating the adequacy of services performed by, and the fees and compensation of the independent auditors, and receiving and reviewing a report from the independent auditors prior to the publication of the audited financial statements;

•	considering and recommending to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year;

•	reviewing and evaluating the scope and appropriateness of the Company’s internal audit programs and plans and its system of internal controls and disclosure controls;

•	reviewing and evaluating the appropriateness of the Company’s accounting principles and practices and financial reporting;

•	reviewing quarterly and annual financial statements;

•	receiving periodic reports from the Internal Audit and Law departments on a number of matters, including compliance with the Company’s Business Conduct Policies; and

•	periodically reviewing and advising the Board regarding the status of the Company’s environmental policies and performance under its environmental compliance programs and periodically reviewing and reporting to the Board regarding the status of, and estimated liabilities for, environmental remediation and other contingencies.

      The Audit Committee has adopted a written charter, which is reviewed and reassessed annually. The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

      The Audit Committee met six times during fiscal year 2002. The Audit Committee Report is set forth on page 23 of this Proxy Statement. Members of the Audit Committee are: Steven W. Percy, Chairman, Edward P. Campbell and Diane E. McGarry.

Compensation and Corporate Governance Committee

      The Compensation and Corporate Governance Committee’s responsibilities include:

•	periodically reviewing the organization of the Company and its management, including reviewing major changes in the organization of the Company and the responsibilities of management as proposed by the Chief Executive Officer, monitoring executive development and succession planning, reviewing the effectiveness and performance of senior management and making recommendations to the Board concerning the appointment and removal of officers;

•	periodically reviewing the compensation philosophy, policies and practices of the Company and making recommendations to the Board concerning major changes, as appropriate;

•	annually reviewing changes in the Company’s employee benefit, savings and retirement plans and reporting thereon to the Board;

•	administering the Company’s incentive and deferred compensation plans;

•	approving, and in some cases recommending to the Board of Directors for approval, the compensation of employee-directors, officers and principal executives of the Company;

•	establishing annually and, where appropriate, recommending to the Board of Directors for approval, the goals and performance criteria and awards under the incentive compensation, stock option and other compensation plans of the Company; and

•	reviewing and approving and, in some cases, providing advice and recommendations to the Board of Directors concerning special employment and termination arrangements for directors, officers and principal executives, changes to the Company’s compensation and incentive programs and changes in major benefit, savings and retirement plans of the Company.

      The Compensation and Corporate Governance Committee also periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors; the composition of the Board; structure, function, responsibilities, membership and meetings of Board committees; retirement policies and compensation and benefits of directors. The Committee is also responsible for seeking out and recommending to the Board qualified candidates to serve as directors of the Company, assisting in attracting qualified candidates to the Board and considering and making recommendations to the Board concerning director nominations submitted by shareholders.

      The Compensation and Corporate Governance Committee met five times during fiscal year 2002. The report of the Compensation and Corporate Governance Committee is set forth beginning on page 18 of this Proxy Statement.

      The Compensation and Corporate Governance Committee is composed entirely of nonemployee directors. Members of the Compensation and Corporate Governance Committee are: David A. Daberko, Chairman, David R. Holmes, R. Byron Pipes and William R. Seelbach.

Executive Committee

      During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee did not meet during fiscal year 2002. Members of the Executive Committee are: Kevin M. McMullen, Chairman, David A. Daberko and R. Byron Pipes.

COMPENSATION OF DIRECTORS

      Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

      Each nonemployee director receives a retainer of $26,000 per year and an attendance fee of $1,200 for each Board and committee meeting attended. A nonemployee director who serves as chairman of a committee of the Board receives an annual fee of $2,000 in consideration of such service.

      Nonemployee directors may elect annually to defer all or a percentage of their retainer, any committee chairman’s fee and meeting attendance fees pursuant to a deferred compensation plan for nonemployee directors. The plan is unfunded, and deferred amounts are credited, at the election of the director, with phantom shares in the OMNOVA Solutions Stock Fund, an S&P 500 index fund or a cash deposit program. Deferred amounts and earnings are payable in either a lump sum or installments as elected by the director commencing, at the director’s election, (i) 30 days after termination of his service as a director, (ii) on a fixed future date specified by the director at the time of his deferral election or (iii) upon the director’s attainment of a certain age specified by him at the time of his deferral election.

      In February 2000, the Board of Directors discontinued availability of the Retirement Plan for Nonemployee Directors to any subsequently elected directors and, in lieu thereof, decided to offer new nonemployee directors a stock-based compensation component. Additionally, then current nonemployee directors were given a one-time choice of (i) continuing with the current compensation package consisting of participation in the retirement plan and receipt of an annual restricted stock grant of 250 shares of OMNOVA common stock or (ii) freezing their participation in the retirement plan but discontinuing participation going forward and receiving an annual option grant covering 2,500 shares of OMNOVA common stock.

      Of the current nonemployee directors, two elected to receive 250 restricted shares of common stock and continue their participation in the Retirement Plan for Nonemployee Directors and three have frozen their participation in the plan and elected to receive option grants covering 2,500 shares of OMNOVA common stock. Two nonemployee directors joined the Board after February 2000 and, therefore, never participated in the Retirement Plan for Nonemployee Directors. These directors will receive an annual option grant covering 2,500 shares of OMNOVA common stock. These restricted share and option grants are made under the OMNOVA Solutions Amended and Restated 1999 Equity and Performance Incentive Plan.

      Dividends, if any, on restricted shares are automatically reinvested through the Company’s dividend reinvestment program unless a director chooses otherwise. All shares may be voted, but ownership may not be transferred until service on the OMNOVA Solutions Board terminates. Restricted shares generally vest two years after the date of grant. Options generally become exercisable in 25% increments at six months, one year, two years and three years and ownership may not be transferred. Unvested shares or unexercisable options will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting or exercisability will be accelerated in the event of death, disability or retirement or upon the occurrence of a change in control of the Company.

      Each nonemployee director who was a nonemployee director prior to February 2, 2000 and who terminates his or her service on the Board after at least sixty months of service (including service on the Board of Directors of GenCorp Inc., prior to the spin-off of OMNOVA Solutions in October 1999) will receive an annual retirement benefit equal to the retainer in effect on the date the director’s service terminates or participation was frozen, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual’s months of applicable service as a director or (b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director’s surviving spouse or other designated beneficiary, if any, or to the retired director’s estate. For those nonemployee directors who elected to freeze their participation in the retirement plan, their benefits were fully vested as of February 2, 2000, at which time they ceased to accrue additional benefits. As noted previously, the Retirement Plan for Nonemployee Directors is no longer available for nonemployee directors whose service as a director commences after February 2, 2000.

      Under the Board’s retirement policy, a director’s term of office normally expires immediately after the annual meeting following his or her seventieth birthday regardless of the term of the class for which such director was last elected. Under special circumstances, however, the Board may waive immediate compliance and request that a director postpone his or her retirement until a later date.

MANAGEMENT OWNERSHIP OF SHARES

      The following table lists share ownership of the Company’s common stock by directors and executive officers of the Company as of February 3, 2003. Unless otherwise indicated, share ownership is direct.

	Number of Shares of			Percent of Outstanding
	Common Stock		Deferred	Shares of Common
Name	Beneficially Owned(1)		Share Units(2)	Stock(3)

Edward P. Campbell	7,017		—	*
David A. Daberko	7,387	(4)	22,168	*
David R. Holmes	1,250	(4)	6,030	*
Diane E. McGarry	7,467	(4)	3,597	*
Steven W. Percy	6,719	(4)	27,772	*
R. Byron Pipes	2,817		344	*
William R. Seelbach	1,250	(4)	2,884	*
Kevin M. McMullen	707,801	(4), (5)	N/A	1.8%
Michael E. Hicks	198,089	(4), (5)	N/A	*
James J. Hohman	147,947	(4), (5)	N/A	*
James C. LeMay	130,137	(4), (5)	N/A	*
Douglas E. Wenger	24,090	(4), (5)	N/A	*
Directors and Officers as a group	1,352,122	(4)	62,795	3.5%

*	Less than 1%.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2)	This column shows phantom units of OMNOVA Solutions common stock that have been credited under the OMNOVA Solutions Deferred Compensation Plan for Nonemployee Directors.

(3)	Calculated using 39,916,420 shares as the number of outstanding shares.

(4)	Includes shares subject to stock options which may be exercised within 60 days of February 3, 2003 as follows: Mr. Daberko, 2,500 shares; Mr. Holmes, 1,250 shares; Ms. McGarry, 5,625 shares; Mr. Percy, 5,625 shares; Mr. Seelbach, 1,250 shares; Mr. McMullen, 674,117 shares; Mr. Hicks, 158,991 shares; Mr. Hohman, 115,426 shares; Mr. LeMay, 99,174 shares; Mr. Wenger, 18,500 shares; and all directors and executive officers as a group, 1,175,591 shares.

(5)	Includes the approximate number of shares credited to the individual’s account as of February 3, 2003 under the OMNOVA Solutions Retirement Savings Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      To the knowledge of the Company, except as set forth below, no person beneficially owned more than five percent of the 39,916,420 shares of the Company’s common stock outstanding as of February 3, 2003. The information set forth in the following table was derived from reports filed with the Securities and Exchange Commission by the beneficial owners on the dates indicated in the footnotes below.

	Number of Shares of		Percent of
	Common Stock		Outstanding Shares
Name	Beneficially Owned		of Common Stock

Gabelli Asset Management Inc., et al	5,022,432	(1)	12.6%
One Corporate Center Rye, NY 10580

Putnam, LLC	4,812,100	(2)	12.1%
One Post Office Square Boston, MA 02109

FMR Corp.	2,885,400	(3)	7.2%
82 Devonshire Street Boston, MA 02109

OMNOVA Solutions Retirement Savings Plan	2,349,396	(4)	5.9%
175 Ghent Road Fairlawn, Ohio 44333

Reich & Tang Asset Management	2,055,100	(5)	5.2%
600 Fifth Avenue New York, NY 10020

State Street Research & Management	2,008,200	(6)	5.0%
One Financial Center Boston, MA 00211-2690

(1)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 14, 2002, Gabelli Asset Management Inc., et al., reported that, as of September 30, 2002, Gabelli Funds, LLC had sole investment discretion and voting power over 1,084,000 shares, and Gabelli Asset Management Company shared with certain affiliated entities investment discretion over 3,938,432 shares, over which Gabelli Asset Management Company held sole voting power for 3,863,432 shares and no voting power over 75,000 shares.

(2)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 14, 2002, Putnam, LLC reported that, as of September 30, 2002, it shared investment discretion with its affiliate, Putnam Advisory Company, Inc., over 2,744,600 shares, of which Putnam, LLC had sole voting power over 1,085,000 shares and no voting power over 1,659,600 shares; and that it shared investment discretion with its affiliate, Putnam Investment Management, LLC, over 2,067,500 shares, over which Putnam, LLC had sole voting power over 10,320 shares and no voting power over 2,057,180 shares.

(3)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 14, 2002, FMR Corp. reported that, as of September 30, 2002, it shared investment discretion with its affiliated entities, Fidelity Management & Research Company and FMR Co., Inc., over 2,771,800 shares, over which it holds no voting power; and that it shared investment discretion with its affiliate, Fidelity Management Trust Company, over 113,600 shares, with respect to which it has sole voting power over 108,800 shares and no voting power over 4,800 shares.

(4)	National City Bank, 1900 East Ninth Street, Cleveland, OH 44101 serves as Trustee of the OMNOVA Solutions Retirement Savings Plan. National City disclaims beneficial ownership of these shares as it does not retain discretionary authority to buy, sell or vote the shares.

(5)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on October 18, 2002, Reich & Tang Asset Management L.P. reported that, as of September 2002, it shared with certain affiliated entities investment discretion and voting power over 2,055,100 shares.

(6)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on November 14, 2002, State Street Research & Management reported that, as of September 30, 2002, it had investment discretion and voting power over 2,008,200 shares.

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information for fiscal year 2002 for the Chief Executive Officer of the Company and each of the Company’s four most highly compensated executive officers who were serving in such capacities at the end of fiscal 2002.

					Long Term
					Compensation
			Annual
			Compensation		Awards	Payouts

					Securities
					Underlying	LTIP	All Other
		Salary	Bonus	Other(1)	Options/SARs	Payouts	Compensation(2)
Name	Year	($)	($)	($)	(#)	($)	($)

Kevin M. McMullen	2002	561,110	—	—	215,000	—	54,828
Chairman, Chief Executive	2001	550,000	150,000	—	350,000	—	185,545
Officer and President	2000	358,504	40,150	—	120,000	—	174,007
Michael E. Hicks	2002	248,793	—	—	38,000	—	14,090
Senior Vice President and	2001	242,517	53,504	—	22,000	—	86,586
Chief Financial Officer; Treasurer	2000	230,833	23,500	—	50,000	—	93,263
James J. Hohman	2002	221,271	—	—	40,000	—	16,038
Vice President; President,	2001	215,000	124,775	—	22,000	—	10,310
Paper and Carpet Chemicals	2000	202,610	23,060	—	25,000	—	12,245
James C. LeMay	2002	223,729	—	—	38,000	—	13,002
Senior Vice President,	2001	219,917	54,500	—	22,000	—	10,628
Business Development;	2000	194,167	23,400	—	30,000	—	13,302
General Counsel
Douglas E. Wenger	2002	202,974	—	77,297	25,000	—	10,004
Senior Vice President and Chief	2001	26,389	35,000	6,126	12,000	—	30,785
Information Officer(3)

(1)	The Other Annual Compensation reported includes relocation expenses for Mr. Wenger of $77,297 in fiscal 2002 and $6,126 in fiscal 2001.

(2)	Includes Company contributions to the executive’s account in the OMNOVA Solutions Retirement Savings Plan and its predecessor, the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan and, where applicable, the amount credited to the executive’s account in the OMNOVA Solutions Benefits Restoration Plan, a nonfunded plan which restores to the individual’s account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code on contributions and includable compensation under qualified plans. Amounts contributed or credited during fiscal 2002 were: Mr. McMullen, $32,488; Mr. Hicks, $14,030; Mr. Hohman, $15,975; Mr. LeMay, $12,900; and Mr. Wenger, $9,908.

Also includes income imputed to the executives for company paid life insurance as follows: Mr. McMullen, $22,340; Mr. Hicks, $60; Mr. Hohman, $63; Mr. Lemay, $102; and Mr. Wenger, $96.

(3)	Mr. Wenger joined the Company in October 2001 and, accordingly, compensation reported for fiscal 2001 includes compensation paid from that date to the end of, or otherwise attributable to Mr. Wenger’s services in, fiscal 2001.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rate of Stock
	Number of	Percent of Total			Price Appreciation for
	Securities	Options/SARs			Option Term (Ten
	Underlying	Granted to	Exercise or		Years)(3), (4)
	Option/SARs	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date	5%($)	10%($)

Kevin M. McMullen	215,000	19.94	$8.20	4/4/2012	1,108,741	2,809,768
Michael E. Hicks	38,000	3.52	$8.20	4/4/2012	195,964	496,610
James J. Hohman	40,000	3.71	$8.20	4/4/2012	206,277	522,748
James C. LeMay	38,000	3.52	$8.20	4/4/2012	195,964	496,610
Douglas E. Wenger	25,000	2.32	$8.20	4/4/2012	128,923	326,717

(1)	Non-qualified stock options granted pursuant to the OMNOVA Solutions Amended and Restated 1999 Equity and Performance Incentive Plan for the number of shares of OMNOVA common stock indicated. No stock appreciation rights were granted in 2002. Options granted become exercisable in 25% increments on October 2, 2002 and April 4, 2003, 2004 and 2005. See Other Compensation Arrangements on page 17 for additional terms concerning the options granted to Mr. McMullen.

(2)	Exercise price equals the closing market price of OMNOVA common stock on the date of grant on the New York Stock Exchange.

(3)	The 5% and 10% appreciation over 10 years option valuation method assumes a stock price of $13.36 and $21.27, respectively, at April 4, 2012.

(4)	The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations and are not intended to forecast possible future appreciation. The Company is not aware of any formula that will predict with reasonable accuracy the future appreciation of equity securities. No benefit can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/ SAR VALUES

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options/SARs at		In-the-Money Options/SARs at
	Fiscal Year End (#)(1)		Fiscal Year End ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. McMullen	502,867	366,250	0	0
Michael E. Hicks	131,491	52,000	0	0
James J. Hohman	93,676	47,250	0	0
James C. LeMay	76,674	47,000	0	0
Douglas E. Wenger	12,250	24,750	0	0

(1)	No SARs have been issued under the OMNOVA Solutions Amended and Restated 1999 Equity and Performance Incentive Plan. No stock options were exercised by the executive officers listed in the table during fiscal 2002.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans(2), (3)
	Number of Shares,	Performance or Other
	Units or Other	Period Until	Threshold	Target	Maximum
Name	Rights	Maturation or Payout	($)	($)	($)

Kevin M. McMullen	(1)	3 years	$84,166	$168,333	$336,666
Michael E. Hicks	(1)	3 years	24,879	49,759	99,517
James J. Hohman	(1)	3 years	22,127	44,254	88,508
James C. LeMay	(1)	3 years	22,373	44,746	89,492
Douglas E. Wenger	(1)	3 years	20,297	40,595	81,190

(1)	Indicates awards under the OMNOVA Long-Term Incentive Program. In January 2002, the Compensation and Corporate Governance Committee of the Board of Directors approved a long-term incentive program for the 2002-2004 performance period, pursuant to which key employees designated by the Committee could receive incentive payments equal to certain specified percentages of average annual compensation (salary and bonus paid under the Company’s Executive Incentive Compensation Program) upon attainment of specified threshold, target or maximum levels of cumulative earnings per share targets (performance goals) over the three-year performance period.

(2)	Percentages of average annual compensation payable to participants upon attainment of performance goals for the 2002 — 2004 performance period are as follows:

	Threshold	Target	Maximum

Chairman and Chief Executive Officer	15%	30%	60%
Chief Operating Officer and President	12.5%	25%	50%
All other Participants	10%	20%	40%

(3)	For purposes of the table above, estimated future payouts for the 2002 — 2004 performance period were calculated on the basis of the participant’s 2002 fiscal year salary and bonus shown in the Summary Compensation Table on page 13.

PENSION BENEFITS

      The OMNOVA Solutions Consolidated Pension Plan includes several formulas for the determination of benefits and requires that the formula providing the highest benefit be utilized to determine an individual employee’s actual benefit. Benefits for Messrs. McMullen, Hicks, Hohman, LeMay and Wenger have been determined pursuant to a formula which utilizes average compensation for the highest 60 consecutive months of service (average compensation) prior to December 1, 2002 and a career average formula for service from December 1, 2002 to normal retirement. The Company’s pension plan provides credit for years of service with GenCorp. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

	Approximate
	Years of Credited	Estimated Annual
	Service at Normal	Benefits Payable at
Name	Retirement	Normal Retirement(1)

Kevin M. McMullen	29	$395,529
Michael E. Hicks	45	$244,185
James J. Hohman	17	$103,461
James C. LeMay	31	$153,965
Douglas E. Wenger	20	$100,458

(1)	Retirement benefits shown in the table for Messrs. McMullen, Hicks, Hohman, LeMay and Wenger were calculated pursuant to the terms of the OMNOVA Solutions Consolidated Pension Plan. There is no offset for Social Security payments.

The benefits shown for Messrs. McMullen, Hicks, Hohman, LeMay and Wenger are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 2002 and that the pension plan under which the estimated benefit is calculated will remain unchanged.

Benefits for Messrs. McMullen, Hicks, Hohman, LeMay and Wenger have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 2002 of (i) 1.125% of average compensation up to the average Social Security wage base (ASSWB) plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 2002 (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (ii) after attainment of 35 years of service, 2.0% of annual compensation.

The benefits shown in the table have not been reduced to reflect the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Internal Revenue Code since the amount of any of those reductions will be restored to the individual pursuant to the terms of OMNOVA Solutions Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of OMNOVA Solutions.

OTHER COMPENSATION ARRANGEMENTS

      In December 2000, the Board of Directors approved the terms of an employment agreement with Kevin McMullen regarding his service as Chief Executive Officer and Chairman, providing for (i) 2001 base annual salary in the amount of $550,000; (ii) annual incentive opportunity in an amount equal to 125% of base salary; (iii) long-term incentive opportunity in an amount equal to 30% of average annual compensation during each performance period; (iv) options for 200,000 shares of OMNOVA stock upon his election as Chief Executive Officer and options for 150,000 shares as an annual grant for the 2001 fiscal year; (v) country club membership; (vi) financial planning; (vii) participation in the Company’s executive physical program; and (viii) company-paid supplemental life insurance in the amount of $4,000,000. The employment agreement also provides that, in the event the Company terminates Mr. McMullen’s employment other than for cause prior to age 65 or if Mr. McMullen elects to terminate his employment due to the Board’s decision to remove him as Chairman or Chief Executive Officer, he will be entitled to (a) termination pay in an amount equal to two times the sum of (1) base annual salary and (2) the higher of his base annual salary or the highest year-end bonus which he received in the previous three fiscal years; and (b) accelerated vesting of all unvested stock options and continued exercisability of all options for the remainder of their respective 10-year terms.

      The Company has entered into severance agreements with elected OMNOVA officers. Six agreements are in place, including agreements with each of the executive officers listed in the Summary Compensation Table on page 13.

      The severance agreements provide for a severance payment in an amount equal to the officer’s base salary plus bonus (as defined in the agreements) multiplied by a factor of 3 in the case of the Chief Executive Officer or a Senior Vice President, or by a factor of 2 for other covered officers, if within three years after a change-in-control (as such term is defined in the agreements), the officer’s employment is terminated (i) by the Company for any reason other than death, disability or cause, or (ii) by the officer following the occurrence of one or more adverse events enumerated in the agreement. The agreements provide for payment of performance awards under the Long-Term Incentive Program, continuation of health and life benefits for 24 or 36 months, as appropriate, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, financial counseling, outplacement and accounting fees and costs of legal representation if required to enforce the agreement. Mr. McMullen’s agreement includes a requirement that any amount which may become payable under the severance agreement be offset by any amount which may be paid under the individual executive’s employment agreement as a result of termination of employment due to a change-in-control. Mr. McMullen’s agreement also provides that (i) for purposes of calculating the severance payment, bonus is defined as no less than 100% of base salary in effect at the time a change-in-control occurs, and (ii) he may terminate his employment for any reason, or without reason, during the 30-day period immediately following the date six months after the occurrence of a change-in-control, with the right to severance compensation under his agreement. The severance agreements renew annually unless terminated pursuant to their provisions.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Corporate Governance Committee Function

      The Compensation and Corporate Governance Committee advises and recommends to the Board of Directors the total compensation of the Chairman of the Board and Chief Executive Officer. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the executive officers of the Company elected by the Board (other than the Chairman of the Board and Chief Executive Officer). The base pay and incentive bonuses of the key executives of the Company are also subject to ratification by the Committee. The Committee also administers the Company’s long-term incentive program and makes recommendations to the directors concerning that program.

Compensation Committee Interlocks and Insider Participation

      The Committee is composed entirely of nonemployee directors. All nonemployee directors participate in decisions regarding the compensation of the Chairman and Chief Executive Officer. Current members of the Committee include David A. Daberko, Chairman, David R. Holmes, R. Byron Pipes and William R. Seelbach.

Report of the Compensation and Corporate Governance Committee

on Executive Compensation

Executive Compensation Philosophy

      The Committee desires to provide an executive compensation program that allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company’s current and future success. The Company’s executive compensation program is designed to:

•	create and reinforce alignment among the Company’s vision, strategies, goals and priorities;

•	promote the interests of OMNOVA Solutions’ shareholders;

•	differentiate compensation based on individual responsibilities and performance as well as an individual’s effectiveness in achieving results in a team environment;

•	properly balance the focus on both short and long-term Company performance;

•	allow the Company to respond to changes in compensation for similar positions in the competitive marketplace; and

•	administer the fiscal resources of the organization in a manner designed to achieve the Committee’s executive compensation philosophy and objectives.

      In the application of this philosophy, the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value and will become personally accountable for the overall success of the Company.

Executive Compensation Structure

      Executive compensation at OMNOVA Solutions consists of four components — base pay, an annual incentive bonus, stock options and an opportunity to participate in the Long-Term Incentive Program. Each of these components is intended to meet a different objective. They are combined to focus the individual executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to motivate executives to achieve superior results.

      Compensation levels for executives vary depending on the scope of their individual responsibilities, as well as on the degree of individual performance and achievement.

Annual Compensation

      Annual compensation consists of two components: base pay and incentive bonus. Each year the Committee reviews historical information and analyses of current executive compensation trends and practices. Information for these analyses is derived from several national and regional executive compensation surveys.

      The data selected from these surveys is representative of organizations which are similar to the Company in sales volume. The 50th percentile of compensation survey data is used as a reference point in combination with actual performance in establishing competitive compensation levels within the Company.

      Base Pay. The level of base pay for the reported executives is established relative to the 50th percentile of competitive pay levels for comparable positions at similar organizations. Each executive position is reviewed against this standard, with consideration given to performance and experience. These factors are incorporated into a determination regarding the level at which to set, and the amount by which to change, an executive’s base pay. No specific weighting is applied to these factors. Rather, the collective judgment of the Committee members is utilized in establishing the appropriate level of base pay for the following year.

      Annual Incentive Bonuses. The primary purpose of the Company’s Executive Incentive Compensation Program has been to reward executives for achievement of specific financial performance objectives. In the case of operations executives, continuous improvement financial objectives may also be employed. Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial and operational performance of the Company and its various business units, as well as with the performance of the individual executive. Executives in positions which have significant scope, authority and impact on the Company’s performance may be considered for participation.

      Annually, financial performance objectives for the consolidated Company and each business unit are derived from stretch target goals established in the annual operating plan (AOP). Continuous improvement financial objectives for operations executives of the business units are derived from the AOP, and are based upon a comparison to the results of the prior year.

      Each participating executive has a maximum incentive opportunity expressed as a percentage of annual base pay. The level of this incentive opportunity has been set after a review of prevailing incentive opportunities for similar executive positions at similar organizations. These opportunities vary depending on the anticipated potential contribution for a particular executive position.

      Financial performance, as well as applicable continuous improvement financial objectives for operations executives, are evaluated in determining an incentive bonus award. In fiscal 2002, primary measures included earnings per share, cash flow and operating profit. Each of these measures were weighted and totaled 100% of the incentive opportunity. In any given year, the primary measures and weightings may be adjusted to allow management flexibility in focusing the executive on critical achievement areas.

      At the end of each fiscal year, senior management will evaluate each executive for performance and will recommend to the Committee a bonus commensurate with the performance achieved. No incentive bonus award will be paid unless the threshold financial performance objectives are met.

Long-Term Incentive Program

      The Long-Term Incentive Program has limited executive participation that includes the executive officers listed in the Summary Compensation Table on page 13. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. The nonemployee directors set specific threshold, target and maximum achievement levels for each three-year performance period after reviewing the strategic business plans of the Company.

      With the spin-off from GenCorp, in 2000 the Committee approved revised OMNOVA Long-Term Incentive Programs, reflecting one-year (2000), two-year (2000-2001) and three-year (2000-2002) performance periods. There was no payout for the three-year 2000-2002 performance period.

      For the 2002-2004 performance period, the performance objective was defined as cumulative earnings per share over the three-year cycle. Potential earnings for a full three-year performance period for the executives listed in the Summary Compensation Table on page 13 range from 10% to 60% of average annual cash compensation. The net value (after tax withholding) of any performance awards earned by participants may be paid in cash or in shares of OMNOVA common stock. Additional data concerning the Long-Term Incentive Program and the percentages of compensation payable upon attainment of performance goals can be found in the footnotes to the Long-Term Incentive Plans — Awards in Last Fiscal Year Table on page 15.

Stock Options

      The Company’s philosophy is to consider the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Stock options help accomplish this goal and are an important component of overall compensation. In fiscal 2002, stock options were granted to executives in positions that have the ability to significantly impact the Company’s performance. The size of these grants was determined by following competitive norms based on the current practice of a broad base of companies with comparable revenues. All stock options are granted at fair market value on the date of grant.

Compensation and Corporate Governance Committee Policy with Regard to Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies. The Committee has reviewed the regulations and believes that the current compensation program and policies are appropriate. The Company’s executive compensation program contains several elements, each of which are intended to support organizational goals and priorities. Factors taken into consideration in setting compensation targets and determining actual distribution of awards include: prevailing pay practices for comparably-sized organizations, performance of individuals as well as business units and the Company, expansion of responsibilities, and potential for future contributions.

      In those years when performance is exceptional, it is possible under the current compensation program for one or more officers to surpass the $1 million threshold. At this time the Committee does not believe that accommodating the IRS regulations will produce material benefits or increases in shareholder value. However, the Committee intends to review this issue regularly and may change its position in future years.

By:	The Compensation and Corporate Governance Committee of the Board of Directors David A. Daberko, Chairman David R. Holmes R. Byron Pipes William R. Seelbach

Compensation of the Chief Executive Officer

      Based upon several regional and national surveys of compensation for chief executive officers, the Board of Directors determined that it would be appropriate to increase Mr. McMullen’s annual salary in 2002 from $550,000 to $568,000. The 2002 salary increase for Mr. McMullen and the other executive officers was delayed by three months, taking effect May 1, 2002 instead of February 1, 2002, the Company’s typical salary adjustment date. Mr. McMullen’s salary increase in May 2002 was the first increase he had received since his promotion to Chief Executive Officer and President on December 1, 2000.

      The Board of Directors and management believe that employee ownership of Company stock effectively aligns employees’ objectives to those of the Company’s shareholders and provides an incentive for building shareholder wealth. Based on this belief and the future potential of business performance, the Board of Directors granted Mr. McMullen an option to purchase 215,000 shares of OMNOVA common stock on April 4, 2002.

      Mr. McMullen is also a participant in the Company’s Long-Term Incentive Program. As previously described, there was no payout for the 2000-2002 Program. Mr. McMullen’s payout opportunity upon attainment of performance goals for the 2002-2004 performance period equals a threshold of 15%, a target of 30% and a maximum payout opportunity of 60%.

      Mr. McMullen was also a participant in the 2002 OMNOVA Executive Incentive Compensation Program. As CEO, Mr. McMullen’s 2002 EICP maximum bonus opportunity is 125% of base salary. Because earnings per share and operating profit objectives were not achieved, at the request of management, the Committee recommended to the nonemployee directors that no incentive bonus be awarded under the 2002 EICP to Mr. McMullen or any of the other executive officers.

      The foregoing recommendations for Mr. McMullen were approved by the nonemployee directors of the OMNOVA Solutions Board of Directors, including:

Edward P. Campbell	Steven W. Percy
David A. Daberko	R. Byron Pipes
David R. Holmes	William R. Seelbach
Diane E. McGarry

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company’s common stock beginning on October 1, 1999 (the date regular way trading of the Company’s common stock began) with the cumulative total return, assuming reinvestment of dividends, of Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s Industrial Index. The Standard & Poor’s Manufacturing (Diversified) Index, to which the Company’s performance was compared for fiscal 2001, is no longer a published index. The Standard & Poor’s Industrial Index is, to the best of the Company’s knowledge and belief, the index which is most comparable to the Manufacturing (Diversified) Index. Prior to October 1, 1999, the Company’s common stock was not publicly traded.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

AMONG OMNOVA SOLUTIONS INC., THE S&P 500 INDEX
AND THE S&P INDUSTRIALS INDEX

*	$100 INVESTED ON 10/1/1999 IN STOCK OR ON 9/30/1999 IN INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING NOVEMBER 30.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain officers, directors and beneficial owners of the Company’s equity securities file various reports of transactions effected in OMNOVA Solutions common stock with the Securities and Exchange Commission. The Company has procedures in place to assist these persons in preparing and filing these reports on a timely basis. To the best of the Company’s knowledge, all required reports were filed timely.

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting processes, including the systems of internal controls designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements and expressing an opinion as to the conformity of those financial statements with generally accepted accounting principles.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received from the auditors the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors’ independence from management and the Company. Finally, the Committee has received written confirmations with respect to non-audit services performed by the independent auditors and has considered whether such non-audit services are compatible with maintaining the auditors’ independence.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

By:	The Audit Committee of the Board of Directors Steven W. Percy, Chairman Edward P. Campbell Diane E. McGarry

PROPOSAL 2:

RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS

Services of Independent Auditors for 2002

      Ernst & Young LLP served as the Company’s independent auditors for fiscal year 2002. In addition to the engagement to audit the Company’s annual financial statements and to review the financial statements included in the Company’s quarterly reports on Form 10-Q, Ernst & Young was also engaged by OMNOVA Solutions to perform certain non-audit services. The aggregate fees billed by Ernst & Young for these services for fiscal year 2002 were:

	Financial Information Systems
Audit Fees	Design and Implementation Fees	All Other Fees*

$489,100	N/A	$524,250

*	All Other Fees include fees for audit-related services of $141,900 and fees for tax services of $382,350. Audit related services generally include fees for pension audits, statutory audits and accounting consultations.

Appointment of Independent Auditors for 2003

      Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the April 3, 2003 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 2003.

      If the Board’s appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Board will appoint other independent auditors whose continued appointment after the next annual meeting of shareholders will be subject to ratification by the shareholders.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to any shareholder questions. They will have an opportunity to make a statement at the meeting if they desire to do so.

      Your Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. Shares represented by proxy will be voted FOR this proposal, unless you specify a different choice on the accompanying proxy card.

OTHER INFORMATION

Cumulative Voting

      The Company has no provision for cumulative voting in the election of directors. Holders of OMNOVA Solutions common stock are therefore entitled to cast one vote for each share held on the February 3, 2003 record date for each nominee for director.

Other Business

      The Company did not receive notice by December 24, 2002 of any shareholder proposals that are to be presented for a vote at the meeting. Therefore, no shareholder proposals will be voted upon at the meeting and if any other matter requiring a vote properly comes before the meeting, the persons named on the accompanying proxy card will vote your shares on that matter in their discretion.

YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning the enclosed proxy in the envelope provided.

KRISTINE C. SYRVALIN
Secretary

February 21, 2003

Kevin M. McMullen
Chairman and Chief Executive Officer

February 21, 2003

Dear Shareholder:

Enclosed are OMNOVA Solutions’ 2002 Annual Report and 2003 Proxy Statement.

In 2002, demand in several of our core markets sank well below historical levels while raw material costs escalated rapidly. Despite this, we increased earnings from continuing operations, generated more than $44 million in EBITDA and reduced total debt by $29 million. We continued our strong emphasis on new product innovation with the introduction of several exciting products that differentiate OMNOVA and add value for our customers. The current economic climate made it clear that additional streamlining of our cost base was necessary and we are aggressively pursuing actions to do so. We still have work to do, but I hope you will take the opportunity to read the highlights presented in this Report, which describe the actions we are taking to enhance shareholder value and shape the future of our Company.

The 2003 Annual Meeting will be held on April 3, 2003 at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Thank you for your continued support.

Sincerely,

/s/ Kevin M. McMullen

CONFIDENTIAL VOTING INSTRUCTIONS

To: TRUSTEE FOR THE GENCORP CANADA INC. SAVINGS PLAN

     I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of OMNOVA Solutions Inc. which may be allocated to my account in the OMNOVA Solutions Stock Fund of the GenCorp Canada Inc. Savings Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio 44333 on April 3, 2003, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3.

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

     The shares represented by this proxy will be voted as directed by the Plan participant. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all nominees in item 1, FOR item 2, and in accordance with the Trustees’ judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3. The Board of Directors recommends a vote FOR items 1 and 2.

OMNOVA SOLUTIONS INC. P.O. BOX 11104 NEW YORK, N.Y. 10203-0104

(Continued, and to be signed and dated on the other side.)

—DETACH PROXY CARD HERE—

☐	Please specify choices, sign, date and return in the enclosed postage paid envelope.	☒ Votes must be indicated (X) in Black or Blue ink.

								FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING					2.	TO RATIFY THE BOARD OF DIRECTORS’ selection of Ernst &Young LLP as the independent auditors of the Company.	☐	☐	☐

	FOR ☐ ALL	WITHHOLD FOR ALL	☐	(*)EXCEPTIONS	☐	3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

Nominees: David R. Holmes, Kevin M. McMullen and R. Byron Pipes. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below)

(*)Exceptions

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

SCAN LINE

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

4131

Kevin M. McMullen
Chairman and Chief Executive Officer

February 21, 2003

Dear Shareholder:

Enclosed are OMNOVA Solutions’ 2002 Annual Report and 2003 Proxy Statement.

In 2002, demand in several of our core markets sank well below historical levels while raw material costs escalated rapidly. Despite this, we increased earnings from continuing operations, generated more than $44 million in EBITDA and reduced total debt by $29 million. We continued our strong emphasis on new product innovation with the introduction of several exciting products that differentiate OMNOVA and add value for our customers. The current economic climate made it clear that additional streamlining of our cost base was necessary and we are aggressively pursuing actions to do so. We still have work to do, but I hope you will take the opportunity to read the highlights presented in this Report, which describe the actions we are taking to enhance shareholder value and shape the future of our Company.

The 2003 Annual Meeting will be held on April 3, 2003 at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Thank you for your continued support.

Sincerely,

/s/ Kevin M. McMullen

OMNOVA SOLUTIONS INC.

175 GHENT ROAD - FAIRLAWN, OHIO 44333

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints JAMES C. LEMAY, KRISTINE C. SYRVALIN and MICHAEL E. HICKS, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of OMNOVA Solutions Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio 44333 on April 3, 2003, and at any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3.

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all nominees in item 1, FOR item 2, and in accordance with the proxyholders’ judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3. The Board of Directors recommends a vote FOR items 1 and 2.

     This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Company’s Dividend Reinvestment Plan and will be considered to be CONFIDENTIAL VOTING INSTRUCTIONS to the Plan Trustee with respect to Shares held for your account under the OMNOVA Solutions Retirement Savings Plan.

OMNOVA SOLUTIONS INC. P.O. BOX 11104 NEW YORK, N.Y. 10203-0104

(Continued, and to be signed and dated on the other side.)

—DETACH PROXY CARD HERE—

☐	Please specify choices, sign, date and return in the enclosed postage paid envelope.	☒ Votes must be indicated (X) in Black or Blue ink.

								FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING					2.	TO RATIFY THE BOARD OF DIRECTORS’ selection of Ernst &Young LLP as the independent auditors of the Company.	☐	☐	☐

	FOR ☐ ALL	WITHHOLD FOR ALL	☐	(*)EXCEPTIONS	☐	3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

Nominees: David R. Holmes, Kevin M. McMullen and R. Byron Pipes. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below)

(*)Exceptions

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

SCAN LINE

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

4132